Exhibit 10.3

MAINTENANCE AND CAPITAL SPARE PARTS AGREEMENT

This MAINTENANCE AND CAPITAL SPARE PARTS AGREEMENT (this “Agreement”), dated effective as of August 16, 2012, is entered into by and among Hi-Crush Partners LP, a Delaware limited partnership (“MLP”), Hi-Crush GP LLC, a Delaware limited liability company (“GP”), and Hi-Crush Proppants LLC, a Delaware limited liability company (“Hi-Crush Proppants”, and collectively with MLP and GP, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, MLP is the owner of Hi-Crush Wyeville LLC, a Delaware limited liability company (“Wyeville”), and Hi-Crush Operating LLC, a Delaware limited liability company (“Operating”). GP, in its capacity as the general partner of MLP, desires to engage Hi-Crush Proppants and its wholly-owned Subsidiaries (other than GP) (collectively, the “Supplier”), on its own behalf and for the benefit of MLP and its Subsidiaries, including Wyeville and Operating, to sell maintenance and capital spare parts inventory necessary to operate the business conducted by GP (in its capacity as the general partner of the MLP), MLP and MLP’s Subsidiaries, including Wyeville and Operating (the “Recipients”), and Hi-Crush Proppants is willing to undertake such engagement, subject to the terms and conditions of this Agreement; and

WHEREAS, MLP, GP (for itself and in its capacity as the general partner of MLP) and Hi-Crush Proppants agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1 Terms. The following defined terms will have the meanings given below:

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise (provided that, solely for purposes of this Agreement, the Recipients shall not be deemed Affiliates of Hi-Crush Proppants or its Affiliates).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Default Rate” shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over the most recent 12-month LIBOR.

“Equipment” means all maintenance and capital spare parts inventory used in the operation of the business conducted by GP.

“Governmental Authority” shall mean (a) any court or tribunal in any jurisdiction, (b) any federal, state, foreign, municipal or local government, (c) any governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or

(d) any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

“GP” has the meaning set forth in the preamble to this Agreement.

“Hi-Crush Proppants” has the meaning set forth in the preamble to this Agreement.

“Indemnified Parties” has the meaning set forth in Section 6.1.

“Laws” shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

“LIBOR” means the London Inter-Bank Offered Rate.

“Losses” has the meaning set forth in Section 6.1.

“MLP” has the meaning set forth in the preamble to this Agreement.

“Operating” has the meaning set forth in the recitals to this Agreement.

“Party” and “Parties” has the meaning set forth in the preamble to this Agreement.

“Payment Amount” has the meaning set forth in Section 3.1.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.

“Recipients” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or through one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Supplier” has the meaning set forth in the recitals to this Agreement.

“Wyeville” has the meaning set forth in the recitals to this Agreement.

ARTICLE 2.

PURCHASE AND SALE OF EQUIPMENT

Section 2.1 Sale of Equipment. Pursuant to the terms and conditions of this Agreement, Supplier shall sell to the Recipients, and the Recipients shall purchase from Supplier, the Equipment in such amounts as any Recipient may order from time to time during the term of this Agreement.

Section 2.2 Non-Fulfillment of Order. If Supplier cannot fulfill any order from any Recipient by the requested delivery date, it shall give written notice to such Recipient within five (5) business days after receipt of the order, which notice will specify the dates by which such order can be completed. The Recipients shall have the right to revoke the order or to accept the Supplier’s proposed delivery date.

Section 2.3 Warranty. Supplier warrants to the Recipients that the Equipment purchased hereunder shall (a) be free from defects in material, workmanship and design, (b) conform in all respects to the applicable specifications for such Equipment, and (c) be free and clear of all liens and other encumbrances. The warranty for the Equipment set forth in this Section 2.3 shall be valid until the twelve (12) month anniversary of the date the Recipient accepts the Equipment; provided, however, that if at the end of such twelve (12) month period any warranty arising from the purchase by Supplier of such Equipment is still valid (a “Manufacturer Warranty”), then, in such instance, the warranty for the Equipment set forth in this Section 2.3 shall continue and be valid until such Manufacturer Warranty is no longer valid. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 3.

PAYMENT AMOUNT

Section 3.1 Payment Amount. GP shall pay or cause MLP or its Subsidiaries to pay in cash to Supplier the amount of all direct and indirect expenses incurred by Supplier (at Supplier’s approximate cost) in connection with the sale of Equipment by Supplier to the Recipients (the “Payment Amount”).

Section 3.2 Payment of Payment Amount. Hi-Crush Proppants shall submit monthly invoices to GP for any Equipment sold during such month, which invoices shall be due and payable within 30 days. GP shall pay, or cause MLP or its Subsidiaries to pay, to Hi-Crush Proppants, the full Payment Amount reflected in such invoice. Past due amounts shall bear interest at the Default Rate.

Section 3.3 Disputed Charges. GP MAY, WITHIN 90 DAYS AFTER RECEIPT OF A CHARGE FROM HI-CRUSH PROPPANTS, TAKE WRITTEN EXCEPTION TO SUCH CHARGE. GP SHALL NEVERTHELESS PAY OR CAUSE MLP OR ITS SUBSIDIARIES TO PAY WHEN DUE THE FULL PAYMENT AMOUNT OWED TO HI-CRUSH PROPPANTS. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT

OF THE RECIPIENTS TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE CORRECT, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY HI-CRUSH PROPPANTS TO THE RECIPIENTS TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE RECIPIENTS TO THE DATE OF REFUND BY HI-CRUSH PROPPANTS.

ARTICLE 4.

BOOKS, RECORDS AND REPORTING

Section 4.1 Books and Records. Supplier and the Recipients shall each maintain accurate books and records regarding the sale of the Equipment, and shall maintain such books and records for the period required by applicable accounting practices or law, or five (5) years, whichever is longer.

Section 4.2 Audits. Supplier and the Recipients shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 4.1. Such right may be exercised through any agent or employee of the Person exercising such right if designated in writing by such Person or by an independent public accountant, attorney or other agent so designated. Each Person exercising such right shall bear all costs and expenses incurred by it in any inspection, examination or audit. Each Party shall review and respond in a timely manner to any claims or inquiries made by any other Party regarding matters revealed by any such inspection, examination or audit.

Section 4.3 Reports. Hi-Crush Proppants shall prepare and deliver to GP any reports provided for in this Agreement and such other reports as GP may reasonably request from time to time regarding the sale of the Equipment.

ARTICLE 5.

TERMINATION

Section 5.1 Termination. GP may terminate this Agreement at any time by giving notice of such termination to Hi-Crush Proppants. Any termination under this Section 5.1 shall become effective 180 days after delivery of such notice or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by GP.

Section 5.2 Termination By Hi-Crush Proppants. Hi-Crush Proppants may terminate this Agreement at any time by giving notice of such termination to GP. Any termination under this Section 5.2 shall become effective 180 days after delivery of such notice or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by Hi-Crush Proppants.

Section 5.3 Effect of Termination. If this Agreement is terminated in accordance with Section 5.1 or Section 5.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of any Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

Section 5.4 Transition of Sale of Equipment. During the period prior to termination of this Agreement following the delivery of any notice of termination delivered in accordance with Section 5.1 or Section 5.2, in addition to the sale of the Equipment, Supplier will assist the Recipients in effecting a transition of the responsibility for providing the Equipment.

Section 5.5 Survival. The provisions of this Article 5 and Sections 3.3, 4.1, 4.2, 6.1, 6.2, 6.3 and Article 7 will survive and continue in full force and effect notwithstanding the termination of this Agreement.

ARTICLE 6.

ADDITIONAL AGREEMENTS

Section 6.1 Indemnity. The Recipients shall indemnify, reimburse, defend and hold harmless Supplier and their respective successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interest, expenses, obligations, claims and liabilities (joint or several) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of the breach of any term or condition of this Agreement; provided, however, that the Recipients shall not be obligated to indemnify, reimburse, defend or hold harmless any Indemnified Party for any Losses incurred by such Indemnified Party in connection with, relating to or arising out of:

(a) a breach by such Indemnified Party of this Agreement;

(b) the gross negligence of such Indemnified Party in the sale of any Equipment hereunder; or

(c) fraudulent or dishonest acts of such Indemnified Party with respect to the Recipients.

The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity. Without the prior written consent of the Recipients, no Indemnified Party shall settle, compromise or consent to the entry of any judgment in any claim, action, proceeding or investigation in respect of which indemnification is sought hereunder unless (a) such settlement, compromise or consent includes an unconditional release of the Recipients from all liability arising out of such claim, action, proceeding or investigation and (b) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential.

Section 6.2 Limitation of Duties and Liability. The relationship of Hi-Crush Proppants to the Recipients pursuant to this Agreement is as an independent contractor and nothing in this Agreement shall be construed to impose on Hi-Crush Proppants, or on any of its

Affiliates, or on any of their respective successors and permitted assigns, or on their respective employees, officers, members, managers, directors, agents and representatives, an express or implied fiduciary duty. Supplier and their respective successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives, shall not be liable for, and the Recipients shall not take, or permit to be taken, any action against any of such Persons to hold such Persons liable for, any error of judgment or mistake of law or for any liability or loss suffered by the Recipients in connection with the sale of the Equipment under this Agreement, except for a liability or loss resulting from gross negligence in such sale of Equipment. In no event, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, shall Supplier, their respective successors and permitted assigns, or their respective employees, officers, members, managers, directors, agents and representatives, be liable for loss of profits or revenue or special, incidental, exemplary, punitive or consequential damages.

Section 6.3 Reliance. Supplier and their respective successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives, may take and may act and rely upon the opinion or advice of legal counsel, any U.S.-based law firm, or other legal counsel reasonably acceptable to the board of directors of the GP, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with the Recipients.

Section 6.4 Sales to Others. Although Supplier is selling the Equipment under this Agreement, Supplier shall also be permitted to sell such Equipment to others, including Affiliates of Hi-Crush Proppants.

Section 6.5 Transactions With Affiliates. Hi-Crush Proppants may recommend to the Recipients, and may engage in, transactions with any Affiliate of Hi-Crush Proppants.

Section 6.6 Sharing of Information. Hi-Crush Proppants and its Affiliates and other agents or representatives shall be permitted to share Recipients’ information with its Affiliates and other Persons as reasonably necessary to sell the Equipment, subject to appropriate and reasonable confidentiality arrangements.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next business day. All notices, requests and consents must be sent to or made as provided below.

If to GP or MLP, to:

Hi-Crush GP, LLC

Three Riverway, Suite 1550

Houston, Texas 77056

Facsimile: (713) 963-0088

Attention: Robert E. Rasmus

If to Hi-Crush Proppants, to:

Hi-Crush Proppants LLC

Three Riverway, Suite 1550

Houston, Texas 77056

Facsimile: (713) 963-0088

Attention: Chad McEver

Section 7.2 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, will refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import will be deemed to be followed by the words “without limitation.”

Section 7.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 7.6 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile and portable document format (.pdf) delivery, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree and acknowledge that delivery of a signature by facsimile or in .pdf form shall constitute execution by such signatory.

Section 7.7 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 7.8 Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 7.9 Severability. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 7.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 7.11 Integration. This Agreement and the schedule referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such schedule contain the entire understanding of the Parties with respect to its subject matter. In the case of any actual conflict or inconsistency between the terms of this Agreement and the agreement of limited partnership of MLP, the terms of the agreement of limited partnership of MLP shall control. No understanding, representation, promise or agreement, whether oral or written, is intended to be or will be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 7.12 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

MLP:

HI-CRUSH PARTNERS LP

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	Chief Executive Officer

GP:

HI-CRUSH GP LLC

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	Chief Executive Officer

HI-CRUSH PROPPANTS:

HI-CRUSH PROPPANTS LLC

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	Chief Executive Officer

Signature Page to Maintenance and Capital Spare Parts Agreement